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                                                                     Exhibit 8.2


[COOLEY GODWARD LLP LETTERHEAD]


June 21, 2002


Captiva Software Corporation
10145 Pacific Heights Blvd.
San Diego, CA  92121

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes the Proxy Statement and Prospectus relating to the Agreement and Plan of Merger and Reorganization dated as of March 4, 2002 (the "Reorganization Agreement") by and among ActionPoint, Inc., a Delaware corporation ("Parent"), Condor Merger Corp., a California corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Captiva Software Corporation, a California corporation (the "Company").

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         (A) the Reorganization Agreement;

         (B) the Registration Statement, which includes the Preliminary Prospectus of Parent (the "Preliminary Prospectus");

         (C) those certain tax representation letters of even date herewith delivered to us by Parent, Merger Sub and the Company (the "Tax Representation Letters"); and

         (D) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:
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         (a) Original documents submitted to us (including signatures thereto)
are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness of such documents;

         (b) All statements, representations and warranties made or agreed to by Parent, Merger Sub and the Company, and their respective managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto), the Tax Representation Letters and other documents related to Parent, Merger Sub and the Company and relied upon by us to support this opinion are, in each case, true and accurate at all relevant times. Any such representation or statement made "to the knowledge of" or otherwise similarly qualified is correct without such qualification, and all such statements and representations, whether or not qualified, will remain true through the Effective Time. In addition, as to all matters in which a person or entity making such a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intention, understanding or agreement and such action will not be taken;

         (c) All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

         (d) The Merger will be consummated pursuant to the Reorganization Agreement and will be effective under the laws of the State of California;

         (e) No Company stockholder has guaranteed or will guarantee any Company indebtedness outstanding during the period immediately prior to the Merger, and at all relevant times, including as of the Effective Time, (i) no outstanding indebtedness of Parent, Merger Sub or the Company has or will represent equity for tax purposes, (ii) no outstanding equity of Parent, Merger Sub or the Company has or will represent indebtedness for tax purposes and (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Company stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of the Code;

         (f) After the merger, the Company will hold "substantially all" of its and Merger Sub's properties and will continue its historic business or use a significant portion of its historic assets in a business;
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         (g) The Merger will be reported by Parent and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below and with the Tax Representation Letters; and

         (h) The opinion of even date herewith rendered by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP to Parent and filed as Exhibit 8.1 to the Registration Statement has been delivered and has not been withdrawn.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368(a) of the Code.

In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Material United States Federal Income Tax Consequences of the Merger" contained in the Registration Statement and, we are of the opinion that, insofar as it relates to statements of law and legal conclusions, it sets forth the material United States federal income tax consequences generally applicable to the Merger and is correct in all material respects.

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any transaction whatsoever, including the Merger, if any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times.

This opinion only represents our best judgment as to certain federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on our interpretation of the Internal Revenue Code of 1986, as amended, existing judicial decisions and administrative guidance including regulations and published rulings. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no
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June 21, 2002
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responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered solely in connection with the filing of the Registration Statement. It is intended for the benefit of the Company shareholders and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

We consent to the reference to our firm under the caption "Material Federal Income Tax Consequences" in the Preliminary Prospectus and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

Sincerely,


COOLEY GODWARD LLP

/s/ Glen Arlen Kohl

Glen Arlen Kohl

LAS:ls